UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2025

ImmunityBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

(844) 696-5235

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IBRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 7, 2025, the Compensation Committee of the Board of Directors (the “Committee”) of ImmunityBio, Inc., a Delaware corporation (the “Company”), in consultation with Mercer, its independent compensation consultant, approved certain compensation arrangements for the Company’s named executive officers, consisting of Dr. Patrick Soon-Shiong, Founder, Executive Chairman and Global Chief Scientific and Medical Officer, Richard Adcock, Chief Executive Officer and President, and David Sachs, Chief Financial Officer (the “NEOs”) as described below.

Approval of 2024 Executive Bonuses

The Committee approved the payment of cash bonuses as set forth below (the “2024 Bonuses”) to the NEOs based on the Committee’s assessment of the Company’s achievement of pre-established performance measures pursuant to the Company’s 2024 bonus plan under the Executive Incentive Compensation Plan, which reflect a payout of 80% of target amount for each NEO. The 2024 Bonuses will be paid, less applicable taxes, on or about March 14, 2025.

Name	2024 Bonus
Dr. Patrick Soon-Shiong	$372,600
Richard Adcock	477,600
David Sachs	230,143

RSU and Option Awards Under the Long-Term Incentive Plan

The Committee also established the program design and grant guidelines for its 2025 Long-Term Incentive Program (the “LTIP”). Under the LTIP, the NEOs are eligible to be awarded options and/or restricted stock units (“RSUs”) under the Company’s Amended and Restated 2015 Equity Incentive Plan, as amended (the “2015 Plan”). On February 10, 2025, the Company granted options to purchase shares of the Company’s common stock and RSUs settleable in shares of the Company’s common stock (the “Awards”) under the 2015 Plan to the NEOs, as set forth in the table below. Each Award shall vest ratably over 3 years, subject in each instance to the Award recipient remaining a Service Provider (as that term is defined in the 2015 Plan) through each applicable vesting date.

RSU AWARDS

Name	Number of Shares
Dr. Patrick Soon-Shiong	822,368
Richard Adcock	822,368
David Sachs	246,710

OPTION AWARDS

Name	ISO (1)/ NQSO	Number of Shares	Exercise Price (2)
Dr. Patrick Soon-Shiong	NQSO	2,812,500	$3.39
Richard Adcock	ISO	2,812,500	$3.39
David Sachs	ISO	843,750	$3.39

(1)

For Incentive Stock Options (“ISOs”), to the maximum extent allowable under Section 422 of the Internal Revenue Code of 1986, as amended, with any excess treated as a nonqualified stock option (“NQSO”).

(2)	Equal to the closing price of the Company’s common stock in trading on the grant date.

NEOs’ 2025 Annual Base Salary

In addition, the Committee established the annual rate of base salary of the NEOs as follows, effective March 10, 2025:

Name	2025 Annual Base Salary
Dr. Patrick Soon-Shiong	$652,050
Richard Adcock	835,800
David Sachs	592,619

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNITYBIO, INC.

Date: February 12, 2025	By:	/s/ David C. Sachs
David C. Sachs
Chief Financial Officer